===================================================================

                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C. 20549

                 __________________________________



                             FORM 8-K/A
                         (AMENDMENT NO. 1)
                           CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF
                THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): NOVEMBER 19, 1999



                       ZOLTEK COMPANIES, INC.
       (Exact name of registrant as specified in its charter)



        DELAWARE                0-20600                43-1311101
    (State or other         (Commission File        (I.R.S. Employer
    jurisdiction of             Number)              Identification
     organization)                                      Number)




            3101 MCKELVEY ROAD                           63044
           ST. LOUIS, MISSOURI                         (Zip Code)
 (Address of principal executive offices)


Registrant's telephone number, including area code:  (314) 291-5110

===================================================================

       Reference is made to the Current Report on Form 8-K, dated November 19, 1999, filed by Zoltek Companies, Inc. ("Zoltek") on November 24, 1999 announcing the consummation on November 19, 1999 of the acquisition by Zoltek of Structural Polymer (Holdings) Limited, a corporation organized under the laws of England and Wales ("SP Holdings").


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

       The following sets forth certain historical financial statements of SP Holdings and unaudited pro forma combined financial information of Zoltek, giving effect to the consummation of the acquisition by Zoltek of all of the outstanding capital of SP Holdings. The consummation of the acquisition was reported by Zoltek in its Current Report on Form 8-K dated November 19, 1999.

       (a)    Financial Statements of Business Acquired.  The following
              -----------------------------------------
historical financial statements of SP Holdings are filed herewith:

              Report of Independent Accountants
              Consolidated Balance Sheets as of December 31, 1998 and 1997 Consolidated Statements of Income for the Years ended December
                 31, 1998, 1997 and 1996
              Consolidated Statements of Shareholders' Equity for the Years
                 ended December 31, 1998 and 1997
              Consolidated Statements of Cash Flows for the Years ended
                 December 31, 1998, 1997 and 1996

              Notes to Consolidated Financial Statements
              Consolidated Balance Sheets as of September 30, 1999 and 1998
                 (Unaudited)
              Consolidated Statements of Income for the Nine Months ended
                 September 30, 1999 and 1998 (Unaudited)
              Consolidated Statements of Shareholders' Equity for the Nine
                 Months ended September 30, 1999 and 1998 (Unaudited)
              Consolidated Statements of Cash Flows for the Nine Months ended
                 September 30, 1999 and 1998 (Unaudited)
              Notes to Consolidated Statements of Cash Flows (Unaudited)

       (b)    Pro Forma Financial Information.  The following unaudited
              -------------------------------
pro forma combined financial statements of Zoltek giving effect to the acquisition of SP Holdings are filed herewith:

              Pro Forma Combined Condensed Balance Sheet as of September 30,
                 1999 (Unaudited)
              Notes to Pro Forma Combined Condensed Balance Sheet as of
                 September 30, 1999 (Unaudited)
              Pro Forma Combined Condensed Statement of Operations for the
                 Twelve Months Ended September 30, 1999 (Unaudited)
              Notes to Pro Forma Combined Condensed Statement of Operations
                 for the Twelve Months Ended September 30, 1999 (Unaudited)

       (c)    Exhibits.  The following exhibits are filed herewith:
              --------

              23 Consent of Grant Thornton

                 REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF STRUCTURAL POLYMER
----------------------------------------------------------------
(HOLDINGS) LIMITED
------------------

       We have audited the accompanying consolidated balance sheets of Structural Polymer (Holdings) Limited and subsidiaries as of December 31, 1997 and 1998 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years ended December 31, 1996, 1997 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Structural Polymer (Holdings) Limited and subsidiaries at December 31, 1997 and 1998, and the consolidated results of their operations and their consolidated cash flows for each of the three years ended December 31, 1996, 1997 and 1998, in conformity with U.S.
generally accepted accounting principles.



/s/ Grant Thornton
Grant Thornton
Registered Auditors
Chartered Accountants
Southampton, England
December 17, 1999

                                  STRUCTURAL POLYMER (HOLDINGS) LIMITED
                                      CONSOLIDATED BALANCE SHEETS
                          (British Pounds in thousands, except per share date)

ASSETS                                                                              December 31,
-----------------------------------------------------------------------------------------------------------------
                                                                           1998                     1997
                                                                   ---------------------    ---------------------
Current assets:
   Cash and cash equivalents                                       pound sterling    703    pound sterling    557
   Accounts receivable, less allowance for doubtful accounts of
     pound sterling 42 and pound sterling 81, respectively                         4,149                    2,621
   Inventories                                                                     3,499                    2,452
   Prepaid expenses                                                                  124                       93
   Other receivables                                                                 463                      296
                                                                   ---------------------    ---------------------
     Total current assets                                                          8,938                    6,019
Property and equipment, net                                                        2,572                    2,115
                                                                   ---------------------    ---------------------
     Total assets                                                  pound sterling 11,510    pound sterling  8,134
                                                                   =====================    =====================

LIABILITIES AND SHAREHOLDERS' EQUITY
-----------------------------------------------------------------------------------------------------------------
Current liabilities:
   Short-term notes payable                                        pound sterling      -    pound sterling    115
   Operating lines of credit                                                           -                      313
   Current maturities of long-term debt                                              351                      350
   Current capital lease debt                                                        193                      132
   Trade accounts payable                                                          3,618                    2,026
   Accrued expenses                                                                  950                      681
   Other current liabilities                                                         265                      114
   Income taxes payable                                                              811                      240
                                                                   ---------------------    ---------------------
     Total current liabilities                                                     6,188                    3,971
Long-term liabilities:
   Notes payable, less current maturities                                            677                      975
   Capital lease debt, less current maturities                                       329                      242
   Deferred income taxes                                                             145                      193
                                                                   ---------------------    ---------------------
     Total liabilities                                                             7,339                    5,381
                                                                   ---------------------    ---------------------
Commitments and contingencies (Notes 7, 8, 9, 11)
Shareholders' equity:
   Common shares                                                                     988                      988
   Additional paid-in capital                                                        218                      218
   Accumulated other comprehensive income (loss)                                    (120)                     (96)
   Retained earnings                                                               3,085                    1,643
                                                                   ---------------------    ---------------------
     Total shareholders' equity                                                    4,171                    2,753
                                                                   ---------------------    ---------------------
     Total liabilities and shareholders' equity                    pound sterling 11,510    pound sterling  8,134
                                                                   =====================    =====================

   The accompanying notes are an integral part of the consolidated financial statements.

                                             STRUCTURAL POLYMER (HOLDINGS) LIMITED
                                               CONSOLIDATED STATEMENTS OF INCOME
                                     (British Pounds in thousands, except per share data)

                                                                                Year Ended December 31,
                                                        -----------------------------------------------------------------------
                                                                1998                    1997                     1996
                                                        ---------------------    ---------------------    ---------------------
Net sales                                               pound sterling 21,290    pound sterling 15,060    pound sterling 14,713

Cost of sales                                                          14,835                   10,326                   10,420
                                                        ---------------------    ---------------------    ---------------------

    Gross profit                                                        6,455                    4,734                    4,293

Selling, general and administrative expenses                            4,487                    3,239                    3,195
                                                        ---------------------    ---------------------    ---------------------

    Operating income                                                    1,968                    1,495                    1,098

Other income (expense):

    Interest expense                                                     (156)                    (159)                    (143)

    Interest income                                                        35                       17                        3

    Other, net                                                            568                     (553)                       -
                                                        ---------------------    ---------------------    ---------------------

Income before income taxes                                              2,415                      800                      958

Provision for income taxes                                                780                      275                      216
                                                        ---------------------    ---------------------    ---------------------

      Net income                                        pound sterling  1,635    pound sterling    525    pound sterling    742
                                                        =====================    =====================    =====================

Net income per share:

    Basic and diluted net income per share              pound sterling  19.12    pound sterling   5.92    pound sterling   7.60

    Weighted average common shares outstanding                             86                       89                       98

                   The accompanying notes are an integral part of the consolidated financial statements.

                                    STRUCTURAL POLYMER (HOLDINGS) LIMITED
                              CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                       (British Pounds in thousands)
                                                                                      Accumulated
                                                                                         Other
                                                                                     Comprehensive
                                         Common                 Paid-in                  Income
                                         Amount                 Capital                  (Loss)
                                  ---------------------    -------------------    -------------------
Balance, December 31, 1995        pound sterling  1,199    pound sterling  507    pound sterling   26
    Comprehensive income:
Foreign currency translation
  adjustment                                          -                      -                    (14)
Net income for the year ended
  December 31, 1996                                   -                      -                      -
    Total comprehensive income
Dividends paid                                        -                      -                      -
                                  ---------------------    -------------------    -------------------
Balance, December 31, 1996                        1,199                    507                    (40)
Common stock repurchase and
  retirement                                       (211)                  (289)                     -
    Comprehensive income:
Foreign currency translation
  adjustment                                          -                      -                    (56)
Net income for the year ended
  December 31, 1997                                   -                      -                      -
                                  ---------------------    -------------------    -------------------
    Total comprehensive income
Balance, December 31, 1997                          988                    218                    (96)
    Comprehensive income:
Foreign currency translation
  adjustment                                          -                      -                    (24)
Net income for the year ended
  December 31, 1998                                   -                      -                      -
    Total comprehensive income
Dividends paid                                        -                      -                      -
                                  ---------------------    -------------------    -------------------
Balance, December 31, 1998        pound sterling    988    pound sterling  218    pound sterling (120)
                                  =====================    ===================    ===================



                                                                  Total
                                        Retained               Shareholders'            Comprehensive
                                        Earnings                  Equity                    Income
                                  ---------------------    ---------------------     ---------------------
Balance, December 31, 1995        pound sterling    401    pound sterling  2,081
    Comprehensive income:
Foreign currency translation
  adjustment                                          -                      (14)    pound sterling    (14)
Net income for the year ended
  December 31, 1996                                 742                      742                       742
                                                                                     ---------------------
    Total comprehensive income                                                       pound sterling    728
                                                                                     =====================
Dividends paid                                      (25)                     (25)
                                  ---------------------    ---------------------
Balance, December 31, 1996                        1,118                    2,784
Common stock repurchase and
  retirement                                          -                     (500)
    Comprehensive income:
Foreign currency translation
  adjustment                                          -                      (56)    pound sterling    (56)
Net income for the year ended
  December 31, 1997                                 525                      525                       525
                                  ---------------------    ---------------------     ---------------------
    Total comprehensive income                                                       pound sterling    469
                                                                                     =====================
Balance, December 31, 1997                        1,643                    2,753
    Comprehensive income:
Foreign currency translation
  adjustment                                          -                      (24)    pound sterling    (24)
Net income for the year ended
  December 31, 1998                               1,635                    1,635                     1,635
                                                                                     ---------------------

    Total comprehensive income                                                       pound sterling  1,611
                                                                                     =====================
Dividends paid                                     (193)                    (193)
                                  ---------------------    ---------------------
Balance, December 31, 1998         pound sterling 3,085    pound sterling  4,171
                                  =====================    =====================

The accompanying notes are an integral part of the consolidated financial statements.

                                         STRUCTURAL POLYMER (HOLDINGS) LIMITED
                                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                                            (British Pounds in thousands)
                                                                               Year Ended December 31,
                                                      ------------------------------------------------------------------------
                                                              1998                       1997                    1996
                                                      ----------------------    ---------------------    ---------------------
Cash flows from operating activities:
    Net income                                        pound sterling   1,635    pound sterling    525    pound sterling    742
    Adjustments to reconcile net income to
     net cash provided by operating activities:
        Depreciation and amortization                                    524                      373                      259
        (Gain) loss on sale of fixed assets                               15                      (18)                      (1)
        Changes in assets and liabilities:
        (Increase) decrease in accounts receivable                    (1,528)                    (345)                      61
           (Increase) decrease in other receivables                     (267)                     (21)                     116
           Increase in inventories                                    (1,047)                    (110)                     (66)
           (Increase) decrease in prepaid expenses
            and other assets                                              69                     (100)                      (6)
           Increase (decrease) in trade accounts
            payable                                                    1,592                      155                      (96)
           Increase in accrued expenses and other
            liabilities                                                  420                       61                      235
           Increase in income taxes payable and
            deferred taxes                                               523                      155                      216
                                                      ----------------------    ---------------------    ---------------------
               Total adjustments                                         301                      150                      718
                                                      ----------------------    ---------------------    ---------------------
Net cash  provided by operating activities                             1,936                      675                    1,460
                                                      ----------------------    ---------------------    ---------------------

Cash flows from investing activities:
    Payments for purchase of property and
     equipment                                                        (1,052)                    (755)                    (515)
    Proceeds from sale of property and
     equipment and intangible assets                                      51                       61                       67
                                                      ----------------------    ---------------------    ---------------------
Net cash used by investing activities                                 (1,001)                    (694)                    (448)
                                                      ----------------------    ---------------------    ---------------------

Cash flows from financing activities:
    Increase (decrease) in borrowings under
     revolving credit agreement                                         (313)                     242                     (474)
    Proceeds from issuance of notes payable                              264                    1,461                      295
    Repayment of notes payable                                          (470)                  (1,050)                    (347)
    Dividends paid                                                      (193)                       -                      (25)
    Common stock repurchase and retirement                                 -                     (500)                       -
                                                      ----------------------    ---------------------    ---------------------
Net cash provided (used) by financing activities                        (712)                     153                     (551)
                                                      ----------------------    ---------------------    ---------------------
Effect of exchange rate changes on cash                                  (77)                     (58)                     (13)
                                                      ----------------------    ---------------------    ---------------------
Net increase in cash                                                     146                       76                      448
Cash and cash equivalents at beginning of year                           557                      481                       33
                                                      ----------------------    ---------------------    ---------------------
Cash and cash equivalents at end of year              pound sterling     703    pound sterling    557    pound sterling    481
                                                      ======================    =====================    =====================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
    Interest                                          pound sterling     156    pound sterling    159    pound sterling    143
    Income taxes                                                         140                      245                        6

                The accompanying notes are an integral part of the consolidated financial statements.

              STRUCTURAL POLYMER (HOLDINGS) LIMITED
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     HISTORY OF OPERATIONS
----------------------------

       Structural Polymer (Holdings) Limited (the "Company"), located in Newport, Isle of Wight, England, is a privately held company organized under the laws of the United Kingdom. The Company was established in 1978 by its current Managing Director and is primarily owned by a number of employees. The Company initially focused on the manufacture and supply of epoxy matrix systems for high performance sailing boats. During the 1980's the Company added a composite engineering firm - Structural Polymer Technologies Limited. This company specializes in engineering high performance large composite structures. In the early 1990's the Company recognized the potential for composite structures in wind energy. Since that time, the wind energy market has grown rapidly and today the Company is one of the most significant suppliers of composite material to the European wind energy industry, while retaining its important market position in high performance marine structures.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------

PRINCIPLES OF CONSOLIDATION

       Structural Polymer (Holdings) Limited (the "Company") is a holding company which operates through wholly-owned subsidiaries, Structural Polymer Systems Limited, Structural Polymer Technologies Limited, SP Systems (Australia) Pty. Limited and the dormant SP Systems (New Zealand) Limited. Structural Polymer Systems Limited ("SP Systems") develops, manufactures and markets high performance composite materials used in marine and wind energy markets and other composite markets. Structural Polymer Technologies Limited ("SP Technologies") provides structural composite engineering design services. SP Systems (Australia) Pty Limited is the Company's sales office in Australia. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All significant intercompany transactions and balances have been eliminated upon consolidation.

FOREIGN CURRENCY TRANSLATION

       Structural Polymer (Holdings) Limited (the "Company") prepares its financial statements in British Pounds. Assets and liabilities are translated at year-end exchange rates and the income statement is translated at the average exchange rate for the year. The related translation adjustments are reported as part of the accumulated other comprehensive income component of shareholders' equity. Gains and losses arising from the settlement of foreign currency transactions are charged to the related period's consolidated statement of income at rates prevailing at the time of the transactions.

USE OF ESTIMATES

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires that management make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates and assumptions.

              STRUCTURAL POLYMER (HOLDINGS) LIMITED
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
-------------------------------------------------------------

REVENUE RECOGNITION

       The Company recognizes revenue on the date the products are shipped.

CONCENTRATION OF CREDIT RISK

       SP Systems' composite products are primarily sold to customers in the marine, wind energy and composite industries. Approximately 80% of the Company's products are destined for export markets. During each of the three years in the period ended December 31, 1998, approximately pound sterling 6,960,000, pound sterling 3,827,000 and pound sterling 2,400,000 of sales were earned from two customers. The Company performs ongoing credit evaluations and maintains export insurance to cover significant export sales to customers. The Company maintains reserves for potential credit losses and such losses have been within management's expectations. As of December 31, 1998 the Company had no significant concentrations of credit risk.

CASH AND CASH EQUIVALENTS

       All highly liquid investments purchased with a maturity of three months or less are considered to be cash equivalents. There were no cash equivalent investments at December 31, 1998, 1997 and 1996, respectively.

INVENTORIES

       Inventories are valued at the lower of cost, determined on the actual cost method or market. Cost includes material, labor and overhead.

PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost. Cost includes expenditures necessary to make the property and equipment ready for its intended use. Expenditures, which improve the asset or extend the useful life, are capitalized, including interest on funds borrowed to finance the acquisition or construction of major capital additions. No interest was capitalized for the years ended December 31, 1998, 1997 and 1996, due to the short period of construction. Maintenance and repairs are expensed as incurred. When property is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any profit or loss on disposition is credited or charged to income.

       The Company provides for depreciation by charging amounts sufficient to amortize the cost of the properties over their estimated useful lives using primarily straight-line methods. The range of estimated useful lives used in computing depreciation is as follows:

        Buildings and improvements        10 to 39.5 years
        Automobiles                       4 years
        Machinery and equipment           5 to 10 years
        Furniture and fixtures            4 years

              STRUCTURAL POLYMER (HOLDINGS) LIMITED
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
-------------------------------------------------------------
       Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and the carrying value of the asset. There were no impaired assets at December 31, 1998 and 1997.

FINANCIAL INSTRUMENTS

       The Company enters into forward exchange contracts to hedge foreign currency cash flows and not to engage in currency speculation. The forward exchange contracts generally require the Company to exchange German Marks for British Pounds at maturity, at rates agreed to at inception of the contracts. Forward contracts generally have maturities not exceeding 12 months. Gains and losses on these contracts that qualify as hedges are deferred and recognized as an adjustment of the subsequent transaction when it occurs. Gains and losses on contracts that do not qualify as hedges are recognized currently in income. At December 31, 1998 and 1997 the Company had outstanding contracts to sell DM7,000,000 and DM4,325,000, respectively. The Company recorded a loss of pound sterling 87,000 at December 31, 1998 and a gain of pound sterling 100,000 at December 31, 1997 on contracts that were not considered firm hedges. There were no open contracts at December 31, 1996.

       The Company does not hold any financial instruments for trading purposes. The carrying value of cash, accounts receivable and accounts payable approximated fair value at December 31, 1998 and 1997. Long-term debt bears current market rates of interest.

RESEARCH AND DEVELOPMENT EXPENSES

       Expenditures for research, development and engineering of products and manufacturing processes are expensed as incurred. Such costs were approximately pound sterling 615,000, pound sterling 465,000 and pound sterling 375,000 in 1998, 1997, and 1996, respectively.

INCOME TAXES

       The Company accounts for certain income and expense items differently for financial reporting and income tax purposes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities applying enacted statutory tax rates in effect for the year in which the differences are expected to reverse.

NET INCOME PER SHARE

       SFAS No. 128, "Earnings Per Share", was adopted by the Company and all prior years presented were adjusted to reflect the required calculation. Accordingly, basic net income per share includes no dilution and is calculated by dividing net income by the sum of the weighted average number of common shares (classes include Common, Common A and Common C) outstanding for each period. There were no potential dilutive effects of stock options and incentive shares.

              STRUCTURAL POLYMER (HOLDINGS) LIMITED
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. INVENTORIES
--------------

         Inventories consist of the following                              December 31,
          (amounts in thousands):                        ----------------------------------------------
                                                                  1998                   1997
                                                         ---------------------    ---------------------
         Raw materials                                   pound sterling  1,117    pound sterling    931
         Finished goods                                                  2,382                    1,521
                                                         ---------------------    ---------------------

                                                         pound sterling  3,499    pound sterling  2,452
                                                         =====================    =====================

4. PROPERTY AND EQUIPMENT
-------------------------


         Property and equipment consists of the                            December 31,
          following (amounts in thousands):              ----------------------------------------------
                                                                  1998                   1997
                                                         ---------------------    ---------------------
         Land, buildings and improvements                pound sterling    656    pound sterling    371
         Automobiles                                                       443                      371
         Plant, machinery, equipment, furniture
           and fixtures                                                  3,170                    2,662
                                                         ---------------------    ---------------------
                                                                         4,269                    3,404
         Less:  Accumulated depreciation                                (1,697)                  (1,289)
                                                         ---------------------    ---------------------
                                                         pound sterling  2,572    pound sterling  2,115
                                                         =====================    =====================

5. INCOME TAXES
---------------

      The components of the provision for income taxes for the years ended December 31, are as follows (amounts in thousands):

   From continuing operations:

                                                                 1998                     1997                   1996
                                                         ---------------------    --------------------    --------------------
         Current:
           U.K. corporate taxation                       pound sterling    822    pound sterling   240    pound sterling   132
           Non-U.K. taxation                                                 6                     (12)                      -
                                                         ---------------------    --------------------    --------------------
         Deferred:
           U.K. corporate taxation                                         (48)                     47                      84
           Non-U.K. taxation                                                 -                       -                       -
                                                         ---------------------    --------------------    --------------------
                                                                           (48)                     47                      84
                                                         ---------------------    --------------------    --------------------

             Total tax expense                           pound sterling    780    pound sterling   275    pound sterling   216
                                                         =====================    ====================    ====================

              STRUCTURAL POLYMER (HOLDINGS) LIMITED
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


5. INCOME TAXES (CONTINUED)
---------------------------

      Deferred income taxes reflect the tax impact of temporary differences between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. Amounts giving rise to the deferred income tax liability at December 31 are as follows (amounts in thousands):

                                                                  1998                   1997
                                                         ---------------------    ---------------------

         Depreciation/capital allowances                 pound sterling    172    pound sterling    162
         Unrealized (loss) gain on foreign
           currency contracts                                              (27)                      31
                                                         ---------------------    ---------------------

         Total deferred tax liability                    pound sterling    145    pound sterling    193
                                                         =====================    =====================

      The provision for income taxes at December 31 differs from the amount using the statutory income tax rate (31% in 1998 and 1996, 31.5% in 1997) as follows (amounts in thousands):

                                                                 1998                     1997                   1996
                                                         ---------------------    --------------------    --------------------
      At statutory rate:
         Income taxes on income                          pound sterling    749    pound sterling   252    pound sterling   297
      Increases (decreases):
         Valuation  allowance change                                       (15)                      -                    (109)
         Effect of non-U.K. operations                                      28                      17                     (29)
         Other, net                                                         18                       6                      57
                                                         ---------------------    --------------------    --------------------
                                                         pound sterling    780    pound sterling   275    pound sterling   216
                                                         =====================    ====================    ====================

      At December 31, 1995, the Company had deferred tax assets and a related valuation allowance of pound sterling 124,000 related to net operating loss carryforwards and tax positions subject to examination by British tax authorities. During 1998, 1997 and 1996, the Company recorded a reduction in the valuation allowance of pound sterling 15,000, pound sterling 0 and pound sterling 109,000, respectively, related to utilization of net operating loss carryforwards in 1998, 1997 and 1996.

      For the years ended December 31, 1998, 1997 and 1996, the consolidated income (loss) before income taxes by domestic and foreign sources was pound sterling 2,504,000, pound sterling 884,000 and pound sterling 866,000 and pound sterling (89,000), pound sterling (84,000) and pound sterling 92,000, respectively.

6. FINANCING
------------

SHORT-TERM DEBT AND CREDIT AGREEMENTS

      The Company had a short-term non-interest bearing note of pound sterling 115,000 at December 31, 1997 that was unsecured. This note was paid in full in October 1998.

      The Company has a revolving credit agreement with Bank of Scotland, which bears interest at 1.5% above U.K. base rate (U.K. base rate at December 31, 1998 was 6.5%) with a maximum available of pound sterling 1,200,000. There were pound sterling 0 and pound sterling 313,000 of borrowings under the revolving credit agreement at December 31, 1998 and 1997, respectively.

              STRUCTURAL POLYMER (HOLDINGS) LIMITED
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

LONG-TERM DEBT



Long-term debt consists of the following (amounts in thousands):                              December 31,
                                                                            ---------------------------------------------
                                                                                    1998                    1997
                                                                            --------------------     --------------------
Note payable with interest at 1.75% above U.K. base rate.  Interest payable quarterly.  Principal repayable in annual installments
  of pound sterling 70,000 to maturity in September 2001                    pound sterling   220     pound sterling   290

Note payable with interest at 1.75% above U.K. base rate.  Interest payable quarterly.  Principal repayable in three quarterly installments of pound sterling 83,000 and one quarterly installment of
  pound sterling 12,000 per annum to maturity in September 2001                              742                      955

Note payable with interest at 2.75% above the Australian base rate
  (4.60%), payable in monthly installments of principal and
  interest of pound sterling 2,430 to maturity in July 2001                                   66                       80
                                                                            --------------------     --------------------
                                                                                           1,028                    1,325

Less:  amounts payable within one year                                                       351                      350
                                                                            --------------------     --------------------
                                                                            pound sterling   677     pound sterling   975
                                                                            ====================     ====================

      Following is a schedule of required principal payments of long-term debt (amounts in thousands):

                Year ending
                December 31,                 Total
                ------------          ---------------------
                   1999               pound sterling    351
                   2000                                 353
                   2001                                 324
                                      ---------------------
                                      pound sterling  1,028
                                      =====================

      The notes payable, aggregating pound sterling 962,000 at December 31, 1998, are secured by a fixed and floating charge over the assets of the Company. The remaining note payable is secured by a parental guarantee and a fixed and floating charge over the assets of SP Systems (Australia) Pty. Ltd.


7. LEASE COMMITMENTS
--------------------

LEASE

      Assets held under finance leases and hire purchase contracts are capitalized in the balance sheet and depreciated over their expected useful lives. The interest element of leasing payments represents a

              STRUCTURAL POLYMER (HOLDINGS) LIMITED
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

constant proportion of the capital balance outstanding and is charged to the profit and loss account over the period of the lease.

      Following is a schedule of required principal payments of capital leases (amounts in thousands):

                Year ending
                December 31,                 Total
                ------------          ---------------------
                   1999               pound sterling    193
                   2000                                 181
                   2001                                  96
                   2002                                  41
                   2003                                  11
                Thereafter                                -
                                      ---------------------
                                      pound sterling    522
                                      =====================

      Rentals paid under operating leases are charged to income on a straight-line basis over the lease term. Operating lease commitments amount to pound sterling 10,791,000 as of December 31, 1998. Following is a schedule of required rental payments on operating leases (amounts in thousands):

                Year ending
                December 31,                 Total
                ------------          ---------------------
                   1999               pound sterling    545
                   2000                                 526
                   2001                                 505
                   2002                                 504
                   2003                                 486
                Thereafter                            8,225
                                      ---------------------
                                      pound sterling 10,791
                                      =====================

      The Company entered into a long-term operating lease for its principal offices and manufacturing operations in July 1998. The lease term is 25 years and calls for annual rental payments of pound sterling 383,000. In September 1999 the Company entered into a commitment for a long-term operating lease for its principal warehousing operations. Construction of the warehouse is expected to be completed in the first calendar quarter of 2000. The lease term is 25 years (upon completion of construction) and calls for annual rental payments of pound sterling 250,000.

8.    LEGAL
-----------

      The Company is a party to various claims and legal proceedings arising out of the normal course of its business. In the opinion of management, the ultimate outcome of these claims and lawsuits will not have a material adverse effect upon the financial condition or results of operations of the Company.

              STRUCTURAL POLYMER (HOLDINGS) LIMITED
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9.    GROUP RETIREMENT PLAN
---------------------------

      The Company maintains a money purchase retirement plan (defined contribution) for the benefit of employees who have completed 3 months of service. The Company's contribution to the plan is approximately 3 to 6% of an individual employee's basic wage. Contributions of pound sterling 115,000, pound sterling 109,000 and pound sterling 95,000 were made for the years ended December 31, 1998, 1997 and 1996, respectively.

10.   COMMON STOCK
------------------

                                    pound sterling 0.10  pound sterling 0.10  pound sterling 1.00  pound sterling 0.10    Total
                                          Common               Common A             Common B             Common C         Common
                                          Shares               Shares               Shares               Shares           Shares
                                    -------------------  -------------------  -------------------  -------------------   ---------
Number of Shares
Balance, December 31, 1995 and 1996       68,311               29,276              1,189,493                  -          1,287,080
Common stock repurchased and
  retired, April 7, 1997                 (12,074)                   -               (210,302)                 -           (222,376)
                                         -------              -------              ---------              -----          ---------
Balance, December 31, 1997                56,237               29,276                979,191                  -          1,064,704
Common C Share conversion,
  February 12, 1998                         (657)                (343)                     -              1,000                  -
Common Share conversion,
  November 27, 1998                       12,498              (12,498)                     -                  -                  -
                                         -------              -------              ---------              -----          ---------
Balance, December 31, 1998                68,078               16,435                979,191              1,000          1,064,704
                                         =======              =======              =========              =====          =========

Par Value Amounts in
  pound sterling 000's
Balance, December 31, 1995 and 1996            7                    3                  1,189                  -              1,199
Common stock repurchased and
  retired, April 7, 1997                      (1)                   -                   (210)                 -               (211)
                                         -------              -------              ---------              -----          ---------
Balance, December 31, 1997                     6                    3                    979                  -                988
Common C Share conversion,
  February 12, 1998                            -                   (1)                     -                  1                  -
Common Share conversion,
  November 27, 1998                            1                   (1)                     -                  -                  -
                                         -------              -------              ---------              -----          ---------
Balance, December 31, 1998                     7                    1                    979                  1                988
                                         =======              =======              =========              =====          =========

      The Common and Common A shares are equity shares carrying equal rights as regards dividends, repayment of capital and voting. The Common B shares are non-equity shares and carry no rights to receive dividends or to participate in a surplus on the winding up of the Company, nor any voting rights. In the opinion of management the whole of the interest in shareholders' equity is, therefore, attributable to the equity shares (Common, Common A and Common C).

              STRUCTURAL POLYMER (HOLDINGS) LIMITED
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10.   COMMON STOCK (CONTINUED)
------------------------------

      On February 12, 1998, 657 Common shares of pound sterling 0.10 each and 343 Common A shares of pound sterling 0.10 each were redesignated as Common C shares. The Common C shares have the same rights as the Common shares as regards dividends and repayment of capital and are, therefore, equity shares, but have no voting rights.

      On April 7, 1997 the Company repurchased 12,074 Common shares and 210,302 Common B shares for total consideration of pound sterling 500,000. Shares repurchased were retired.

11.   STOCK REPURCHASE AGREEMENT
--------------------------------

      On November 5, 1998, the Company entered into an option agreement with Divinycell Polimex AB ("DPAB") whereby DPAB has the option to sell and the Company has an option to purchase the entire shareholding of DPAB in the Company for aggregate consideration of pound sterling 1,270,000. On April 15, 1999 DPAB exercised its first option to sell 3,756 Common A shares to the Company for aggregate consideration of pound sterling 276,000. This transaction was completed on April 26, 1999. On November 5, 1999 DPAB exercised the remaining options to sell 16,435 Common A shares and 343 Common C shares to the Company for total consideration of pound sterling 994,000.

12.   DIVIDENDS PAID
--------------------

      On November 27, 1998 the Company declared dividends of pound sterling 228.3105 per Common C share. Two shareholders representing 373 shares waived their right to receive dividends. The total amount of dividends paid were pound sterling 143,000 on December 1, 1998.

      On February 12, 1998 the Company declared and paid dividends of pound sterling 50.00 per Common C share. The total amount of dividends paid was pound sterling 50,000.

      On August 1, 1996 the Company declared dividends of pound sterling 25.618 per Common and Common A share. The total amount of dividends paid were pound sterling 25,000 on August 12, 1996.

13.   UNUSUAL ITEM
------------------

      Included in other income for December 31, 1998 is an unusual item of pound sterling 568,000 comprising the full recovery from insurers of the costs relating to an out of court settlement of a legal action brought in New Zealand. The original costs of the settlement amounting to pound sterling 553,000 were charged as other expense for the year ended December 31, 1997. SP Systems and SP Technologies made a commercial decision, together with the other defending parties, to settle the legal action in 1997 and successfully recovered the full amount from insurers in 1998.

14.   SUMMARY OF QUARTERLY SALES (UNAUDITED) (AMOUNTS IN THOUSANDS)
--------------------------------------------

Fiscal year 1998                     1st Quarter             2nd Quarter             3rd Quarter            4th Quarter
----------------                --------------------    --------------------    --------------------    --------------------
Net sales                       pound sterling 4,472    pound sterling 4,868    pound sterling 5,424    pound sterling 6,526

Fiscal year 1997                     1st Quarter             2nd Quarter             3rd Quarter            4th Quarter
----------------                --------------------    --------------------    --------------------    --------------------
Net sales                       pound sterling 3,804    pound sterling 3,547    pound sterling 3,593    pound sterling 4,116

              STRUCTURAL POLYMER (HOLDINGS) LIMITED
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


15.   SUBSEQUENT EVENT
----------------------

      On November 19, 1999 the Company's shareholders entered into an agreement with Zoltek Companies, Inc. to sell 100% of the outstanding shares of the Company for U.S. $30,000,000 cash and 2,500,000 common shares of Zoltek Companies, Inc. Zoltek Companies, Inc. is an U.S. based publicly held company focused on the manufacture of low-cost carbon fibers.

                                 STRUCTURAL POLYMER (HOLDINGS) LIMITED
                                     CONSOLIDATED BALANCE SHEETS
                        (British Pounds in thousands, except per share data)
                                             (Unaudited)
ASSETS                                                                      September 30,
----------------------------------------------------------------------------------------------------------
                                                                    1999                    1998
                                                           ----------------------   ----------------------
Current assets:
    Cash and cash equivalents                              pound sterling       -   pound sterling      42
    Accounts receivable, less allowance for doubtful
      accounts of pound sterling 58 and pound sterling
      64, respectively                                                      6,139                    3,745
    Inventories                                                             4,833                    3,143
    Prepaid expenses and other receivables                                    651                      565
                                                           ----------------------   ----------------------
      Total current assets                                                 11,623                    7,495
Property and equipment, net                                                 5,503                    2,391
                                                           ----------------------   ----------------------
      Total assets                                         pound sterling  17,126   pound sterling   9,886
                                                           ======================   ======================

LIABILITIES AND SHAREHOLDERS' EQUITY
----------------------------------------------------------------------------------------------------------
Current liabilities:
    Operating lines of credit                              pound sterling     328   pound sterling     178
    Current maturities of long-term debt                                      351                      351
    Current capital lease debt                                                435                      220
    Trade accounts payable                                                  4,996                    2,840
    Accrued expenses and other current liabilities                          1,348                      817
    Income taxes payable                                                    1,767                      684
                                                           ----------------------   ----------------------
      Total current liabilities                                             9,225                    5,090
Long-term liabilities:
    Notes payable, less current maturities                                    633                      724
    Capital lease debt, less current maturities                               785                      306
    Deferred income taxes                                                     176                      176
                                                           ----------------------   ----------------------
      Total liabilities                                                    10,819                    6,296
                                                           ----------------------   ----------------------
Mandatorily redeemable common stock                                           994                        -
Shareholders' equity:
    Common shares                                                             987                      988
    Additional paid-in capital                                                  -                      218
    Accumulated other comprehensive income (loss)                              36                     (154)
    Retained earnings                                                       4,290                    2,538
                                                           ----------------------   ----------------------
      Total shareholders' equity                                            5,313                    3,590
                                                           ----------------------   ----------------------
      Total liabilities and shareholders' equity           pound sterling  17,126   pound sterling   9,886
                                                           ======================   ======================

         The accompanying notes are an integral part of the consolidated financial statements.

                                 STRUCTURAL POLYMER (HOLDINGS) LIMITED
                                  CONSOLIDATED STATEMENTS OF INCOME
                   (British Pounds in thousands, except per share and share data)
                                             (Unaudited)
                                                                    Nine Months Ended September 30,
                                                           ----------------------   ----------------------
                                                                    1999                    1998
                                                           ----------------------   ----------------------
Net sales                                                  pound sterling  28,398   pound sterling  14,764

Cost of sales                                                              19,412                   10,139

    Gross profit                                                            8,986                    4,625

Selling, general and administrative expenses                                5,108                    3,141

    Operating income                                                        3,878                    1,484

Other income (expense):
    Interest expense                                                         (157)                     (58)

    Other, net                                                                (96)                     (27)
                                                           ----------------------   ----------------------

Income before income taxes                                                  3,625                    1,399

Provision for income taxes                                                  1,161                      455
                                                           ----------------------   ----------------------

      Net income                                           pound sterling   2,464   pound sterling     945
                                                           ======================   ======================

Net income per share:
    Basic and diluted net income per share                 pound sterling   29.58   pound sterling   11.05

Weighted average common shares outstanding                                 83,299                   85,513

         The accompanying notes are an integral part of the consolidated financial statements.

                               - 18 -

                                         STRUCTURAL POLYMER (HOLDINGS) LIMITED
                                    CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                            (British Pounds in thousands)
                                                     (Unaudited)
                                                                                                       Accumulated
                                                                                                         Other
                                                                               Additional             Comprehensive
                                                         Common                 Paid-in                  Income
                                                         Amount                 Capital                  (Loss)
                                                  --------------------    --------------------    ---------------------
Balance, December 31, 1997                                         988                     218                      (96)
     Comprehensive income:
Foreign currency translation adjustment                              -                       -                      (58)
Net income for the nine months
     ended September 30, 1998                                        -                       -                        -
     Total comprehensive income
Dividends paid                                                       -                       -                        -
                                                  --------------------    --------------------    ---------------------
Balance, September 30, 1998                       pound sterling   988    pound sterling   218    pound sterling   (154)
                                                  ====================    ====================    =====================
Balance, December 31, 1998                                         988                     218                     (120)
     Comprehensive income:
Foreign currency translation adjustment                              -                       -                      156
Net income for the nine months
     ended September 30, 1999                                        -                       -                        -
     Total comprehensive income
Stock repurchase and cancellation                                    -                    (218)
Dividends paid                                                       -                       -                        -
Put options unexercised at September 30, 1999,
     transferred to mandatorily redeemable
     common stock                                                   (1)                      -                        -
                                                  --------------------    --------------------    ---------------------
Balance, September 30, 1999                       pound sterling   987    pound sterling     -    pound sterling     36
                                                  ====================    ====================    =====================





                                                                                 Total                   Total
                                                       Retained               Shareholders'          Comprehensive
                                                       Earnings                  Equity                  Income
                                                  --------------------    --------------------    ---------------------
Balance, December 31, 1997                                       1,643                   2,753
     Comprehensive income:
Foreign currency translation adjustment                              -                     (58)   pound sterling    (58)
Net income for the nine months
     ended September 30, 1998                                      945                     945                      945
                                                                                                  ---------------------
     Total comprehensive income                                                                   pound sterling    887
                                                                                                  =====================
Dividends paid                                                     (50)                    (50)
                                                  --------------------    --------------------
Balance, September 30, 1998                       pound sterling 2,538    pound sterling 3,590
                                                  ====================    ====================
Balance, December 31, 1998                                       3,085                   4,171
     Comprehensive income:
Foreign currency translation adjustment                              -                     156    pound sterling    156
Net income for the nine months
     ended September 30, 1999                                    2,464                   2,464                    2,464
                                                                                                  ---------------------
     Total comprehensive income                                                                   pound sterling  2,620
                                                                                                  =====================
Stock repurchase and cancellation                                 (116)                   (334)
Dividends paid                                                    (150)                   (150)
Put options unexercised at September 30, 1999,
     transferred to mandatorily redeemable
     common stock                                                 (993)                   (994)
                                                  --------------------    --------------------
Balance, September 30, 1999                       pound sterling 4,290    pound sterling 5,313
                                                  ====================    ====================

                 The accompanying notes are an integral part of the consolidated financial statements.

                                       STRUCTURAL POLYMER (HOLDINGS) LIMITED
                                       CONSOLIDATED STATEMENT OF CASH FLOWS
                                           (British Pounds in thousands)
                                                    (Unaudited)
                                                                            Nine Months Ended September 30,
                                                                   --------------------------------------------------
                                                                            1999                       1998
                                                                   ----------------------      ----------------------
Cash flows from operating activities:
   Net income                                                      pound sterling   2,464      pound sterling     945
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                                    843                         399
     Unrealized foreign exchange loss                                                  88                           -
     Changes in assets and liabilities:
        Increase in accounts receivable                                            (1,990)                     (1,124)
        Increase in other receivables                                                (188)                       (369)
        Increase in inventories                                                    (1,334)                       (691)
        Decrease in prepaid expenses and other assets                                 124                         193
        Increase in trade accounts payable                                          1,378                         814
        Increase in accrued expenses and other liabilities                            133                          22
        Increase in income taxes payable and deferred taxes                           987                         427
                                                                   ----------------------      ----------------------
           Total adjustments                                                           41                        (329)
                                                                   ----------------------      ----------------------
Net cash  provided by operating activities                                          2,505                         616
                                                                   ----------------------      ----------------------

Cash flows from investing activities:
   Payments for purchase of property and equipment                                 (3,834)                       (755)
                                                                   ----------------------      ----------------------
Net cash used by investing activities                                              (3,834)                       (755)
                                                                   ----------------------      ----------------------

Cash flows from financing activities:
   Increase (decrease) in borrowings under revolving credit
    agreement                                                                         328                        (135)
   Proceeds from issuance of notes payable                                          1,170                         251
   Repayment of notes payable                                                        (405)                       (419)
   Dividends paid                                                                    (150)                        (50)
   Common stock repurchase and retirement                                            (276)                          -
                                                                   ----------------------      ----------------------
Net cash provided (used) by financing activities                                      667                        (353)
                                                                   ----------------------      ----------------------
Effect of exchange rate changes on cash                                               (41)                        (23)
                                                                   ----------------------      ----------------------
Net decrease in cash                                                                 (703)                       (515)
Cash and cash equivalents at beginning of period                                      703                         557
                                                                   ----------------------      ----------------------
Cash and cash equivalents at end of period                         pound sterling       0      pound sterling      42
                                                                   ======================      ======================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
   Interest                                                        pound sterling     117      pound sterling      97
   Income taxes                                                                       227                          17

   The accompanying notes are an integral part of the consolidated financial statements.

                STRUCTURAL POLYMER (HOLDINGS) LIMITED
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.     UNAUDITED FINANCIAL STATEMENTS
-------------------------------------

       In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments of a normal and recurring nature necessary for a fair presentation of the financial position and the results of operations as of the dates of the periods presented. These financial statements should be read in conjunction with the Structural Polymer (Holdings) Limited's (the "Company") audited consolidated financial statements and notes thereto for the fiscal year ended December 31, 1998. Certain reclassifications have been made to conform prior year's data to the current presentation. The results for the nine months ended September 30, 1999 are not necessarily indicative of the results which may be expected for the fiscal year ending December 31, 1999.

2.     HISTORY OF OPERATIONS
----------------------------

       The Company, located in Newport, Isle of Wight, England, is a privately held company organized under the laws of the United Kingdom. The Company was established in 1978 by its current Managing Director and is wholly owned by a number of employees. The Company initially focused on the manufacture and supply of epoxy matrix systems for high performance sailing boats. During the 1980's the Company added a composite engineering firm - Structural Polymer Technologies Limited. This company specializes in engineering high-performance large composite structures. In the early 1990's the Company recognized the potential for composite structures in wind energy. Since that time, the wind energy market has grown rapidly and today the Company is one of the most significant suppliers of composite material to the European wind energy industry, while retaining its important market position in high-performance marine structures.

3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-------------------------------------------------

PRINCIPLES OF CONSOLIDATION

       The Company is a holding company which operates through wholly-owned subsidiaries, Structural Polymer Systems Limited, Structural Polymer Technologies Limited, SP Systems (Australia) Pty. Limited and the dormant SP Systems (New Zealand) Limited. Structural Polymer Systems Limited ("SP Systems") develops, manufactures and markets high performance composite materials used in marine and wind energy markets and other composite markets. Structural Polymer Technologies Limited ("SP Technologies") provides structural composite engineering design services. SP Systems (Australia) Pty Limited is the Company's sales office in Australia. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All significant intercompany transactions and balances have been eliminated upon consolidation.

FOREIGN CURRENCY TRANSLATION

       The Company prepares its financial statements in British
Pounds. Assets and liabilities are translated at period-end exchange rates and the income statement is translated at the average exchange rate for the period. The related translation adjustments are reported as part of the accumulated other comprehensive income component of shareholders' equity. Gains and losses arising from the settlement of foreign currency transactions are charged to the related period's consolidated statement of income at rates prevailing at the time of the transactions.

                STRUCTURAL POLYMER (HOLDINGS) LIMITED
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
-------------------------------------------------------------

USE OF ESTIMATES

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires that management make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates and assumptions.

REVENUE RECOGNITION

       The Company recognizes revenue on the date the products are shipped.

CONCENTRATION OF CREDIT RISK

       The Company's composite products are primarily sold to customers in the marine, wind energy and composite industries. Approximately 80% of the Company's products are destined for export markets. The Company performs ongoing credit evaluations and maintains export insurance to cover significant export sales to customers. The Company maintains reserves for potential credit losses and such losses have been within management's expectations. As of September 30, 1999 the Company had no significant concentrations of credit risk.

CASH AND CASH EQUIVALENTS

       All highly liquid investments purchased with a maturity of three months or less are considered to be cash equivalents. There were no cash equivalent investments at September 30, 1999 and 1998, respectively.

INVENTORIES

       Inventories are valued at the lower of cost, determined on the actual cost method or market. Cost includes material, labor and overhead.

PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost. Cost includes expenditures necessary to make the property and equipment ready for its intended use. Expenditures, which improve the asset or extend the useful life, are capitalized, including interest on funds borrowed to finance the acquisition or construction of major capital additions. No interest was capitalized for the nine month periods ended September 30, 1999 and 1998, due to the short period of construction. Maintenance and repairs are expensed as incurred. When property is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any profit or loss on disposition is credited or charged to income.

                STRUCTURAL POLYMER (HOLDINGS) LIMITED
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
-------------------------------------------------------------
       The Company provides for depreciation by charging amounts sufficient to amortize the cost of the properties over their estimated useful lives using primarily straight-line methods. The range of estimated useful lives used in computing depreciation is as follows:

        Buildings and improvements        10 to 39.5 years
        Automobiles                       4 years
        Machinery and equipment           5 to 10 years
        Furniture and fixtures            4 years

       Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and the carrying value of the asset. There were no impaired assets at September 30, 1999 and 1998.

FINANCIAL INSTRUMENTS

       The Company enters into forward exchange contracts to hedge foreign currency cash flows and not to engage in currency speculation. The forward exchange contracts generally require the Company to exchange German Marks for British Pounds at maturity, at rates agreed to at inception of the contracts. Forward contracts generally have maturities not exceeding 12 months. Gains and losses on these contracts that qualify as hedges are deferred and recognized as an adjustment of the subsequent transaction when it occurs. Gains and losses on contracts that do not qualify as hedges are recognized currently in income.

       The Company does not hold any financial instruments for trading purposes. The carrying value of cash, accounts receivable and accounts payable approximated fair value at September 30, 1999 and 1998. Long-term debt bears current market rates of interest.

RESEARCH AND DEVELOPMENT EXPENSES

       Expenditures for research, development and engineering of products and manufacturing processes are expensed as incurred.

INCOME TAXES

       The Company accounts for certain income and expense items differently for financial reporting and income tax purposes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities applying enacted statutory tax rates in effect for the year in which the differences are expected to reverse.

                STRUCTURAL POLYMER (HOLDINGS) LIMITED
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
-------------------------------------------------------------

NET INCOME PER SHARE

       SFAS No. 128, "Earnings Per Share", was adopted by the Company and all prior years presented were adjusted to reflect the required calculation. Accordingly, basic net income per share includes no dilution and is calculated by dividing net income by the sum of the weighted average number of common shares outstanding for each period. There were no potential dilutive stock options or incentive shares.

4.    INVENTORIES
-----------------

      Inventories consist of the following                                  September 30,
      (amounts in thousands):                             ------------------------------------------------
                                                                   1999                     1998
                                                          ----------------------    ----------------------
      Raw materials                                       pound sterling   1,634    pound sterling   1,177
      Finished goods                                                       3,199                     1,966
                                                          ----------------------    ----------------------

                                                          pound sterling   4,833    pound sterling   3,143
                                                          ======================    ======================

5.    PROPERTY AND EQUIPMENT
----------------------------

      Property and equipment consists of the following
      (amounts in thousands):

                                                                            September 30,
                                                          ------------------------------------------------
                                                                   1999                     1998
                                                          ----------------------    ----------------------
      Land, buildings and improvements                    pound sterling   2,252    pound sterling     479
      Automobiles                                                            649                       475
      Plant, machinery, equipment, furniture and fixtures                  5,142                     3,125
                                                          ----------------------    ----------------------
                                                                           8,043                     4,079
      Less:  Accumulated depreciation                                     (2,540)                   (1,688)
                                                          ----------------------    ----------------------
                                                          pound sterling   5,503    pound sterling   2,391
                                                          ======================    ======================

6.    STOCK REPURCHASE AGREEMENT
--------------------------------

      On November 5, 1998, the Company entered into an option agreement with Divinycell Polimex AB (DPAB) whereby DPAB has the option to sell and the Company has an option to purchase the entire shareholding of DPAB in the Company for aggregate consideration of pound sterling 1,270,000. On April 15, 1999 DPAB exercised its first option to sell 3,756 Common A shares to the Company for aggregate consideration of pound sterling 276,000. This transaction was completed on April 26, 1999. On November 5, 1999 DPAB exercised the remaining options to sell 16,435 Common A shares and 343 Common C shares to the Company for total consideration of pound sterling 994,000.

                STRUCTURAL POLYMER (HOLDINGS) LIMITED
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7.    SUMMARY OF QUARTERLY SALES (UNAUDITED) (amounts in thousands)
-------------------------------------------------------------------

Nine Months Ended September 30, 1999              1st Quarter             2nd Quarter              3rd Quarter
------------------------------------        ---------------------    ---------------------    ---------------------
Net sales                                   pound sterling  9,156    pound sterling  9,781    pound sterling  9,461

Nine Months Ended September 30, 1998              1st Quarter             2nd Quarter              3rd Quarter
------------------------------------        ---------------------    ---------------------    ---------------------
Net sales                                   pound sterling  4,472    pound sterling  4,868    pound sterling  5,424

                               UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                           AS OF SEPTEMBER 30, 1999
                                     (Amounts in thousands of U.S. Dollars)
                                                                                                        Pro Forma
                                            Historical     Historical       Adjust-      Pro Forma      Combined
                                              Zoltek       SP Holdings       ments      Adjustments      Zoltek
                                            ----------     -----------      -------     -----------     ---------
Cash and cash equivalents                    $ 11,367        $     -          <F1>        $  (850)      $ 10,517
Trade accounts receivable                      13,138         10,111                            -         23,249
Inventories, net                               28,490          7,960                            -         36,450
Prepaid expenses and other current assets         648          1,073                            -          1,720
Income taxes receivable                         1,620              -                            -          1,620
                                             --------        -------                      -------       --------
     Total current assets                      55,263         19,144                         (850)        73,557

Property and equipment, net                    77,422          9,063                            -         86,485
Deferred loan costs                                 -              -          <F1>            850            850
Other long-term investment                      4,071              -                            -          4,071
Goodwill                                            -              -          <F2>         47,112         47,112
                                             --------        -------                      -------       --------
     Total assets                            $136,756        $28,207                      $47,112       $212,075
                                             ========        =======                      =======       ========

Notes payable and
     operating lines of credit               $  1,455        $   626                      $     -       $  2,081
Current long-term debt and
     capital leases                               630            329                            -            959
Accounts payable - trade                        6,650          8,228                            -         14,878
Accrued expenses                                2,582          2,221                            -          4,803
Current income taxes payable                        -          2,910                                       2,910
                                             --------        -------                      -------       --------
     Total current liabilities                 11,317         14,314                            -         25,631

Notes payable and capital leases                5,423          3,215          <F2>         30,000         38,638
Other long-term liabilities                       815              -                            -            815
Deferred tax liability                          3,367            290                            -          3,657
                                             --------        -------                      -------       --------
     Total liabilities                         20,922         17,819                       30,000         68,741
Mandatorily redeemable
     common stock                               1,200              -                            -          1,200

Common stock                                      160          1,626          <F2>         (1,596)           185
Additional paid in capital                     98,823              -          <F2>         27,475        126,298
Retained earnings                              31,185          7,065          <F2>         (8,691)        31,185
Treasury  common stock                           (118)             -                            -           (118)
Outstanding common
     stock put warrants                           181              -                            -            181
Accumulated other comprehensive
     income                                   (15,597)            60          <F2>            (76)       (15,527)
                                             --------        -------                      -------       --------
Total shareholders' equity                    114,634         10,388                       17,112        142,204
                                             --------        -------                      -------       --------
Total liabilities, redeemable common
     stock, nonredeemable stock and
     other shareholders' equity              $136,756        $28,207                      $47,112       $212,075
                                             ========        =======                      =======       ========

                                - 26 -

   NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                     AS OF SEPTEMBER 30, 1999

<F1> To record the acquisition loan origination costs.

     Deferred loan origination costs         $   850
       Cash                                            $   850

<F2> To record the purchase of SP Holdings stock with $30,000 in new debt and the issuance of 2,500,000 shares of Zoltek common stock and elimination of SP Holding's shareholders' equity.

     Mandatorily redeemable stock            $ 1,637
     Common stock                              1,626
     Retained earnings                         7,065
     Foreign currency translation adjustment      60
     Goodwill                                 47,112
     Notes payable                                     $30,000
     Common stock                                           25
     Additional paid in capital                         27,475

Zoltek common stock was valued at $11.00 per share at the close of business on November 18, 1999. The total purchase price of SP Holdings consisted of the following:

     Cash                                    $30,000
     Zoltek common stock                      27,500
                                             -------
           Total purchase price              $57,500
                                             =======

In determining the allocation of the purchase price, potential intangible assets such as customer lists, workforce in place, favorable purchase or lease contracts, patents, distributor agreements and other items were considered. No intangibles or other assets and liabilities were identified as having a value other than book value. Zoltek determined that the excess of purchase price over the fair value of assets and liabilities acquired would be allocated to goodwill and amortized over 15 years.

     Total purchase price                              $57,500
     Fair value of assets and
       liabilities acquired:
         Current assets                      $ 19,144
         Long-term assets                       9,063
         Liabilities                          (17,819)
                                             --------
     Net fair value                                     10,388
                                                       -------
     Goodwill                                          $47,112
                                                       =======

                            UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                                       FOR THE 12 MONTHS ENDED SEPTEMBER 30, 1999
                             (Amounts in thousands of U.S. Dollars, except per share data)
                                                                                                          Pro Forma
                                              Historical     Historical       Adjust-      Pro Forma      Combined
                                                Zoltek       SP Holdings       ments      Adjustments      Zoltek
                                              ----------     -----------      -------     -----------     ---------
Net sales                                      $68,525         $57,054          <F1>        $  (200)      $125,379
Cost of sales - products sold                   53,375          38,457          <F1>           (150)        91,682
                                               -------         -------                      -------       --------
  Gross profit                                  15,150          18,597          <F1>            (50)        33,697
Available unused capacity costs                  3,953               -                            -          3,953
Selling, general and administrative expenses    14,525           9,429          <F2>          3,141         27,095
                                               -------         -------                      -------       --------
Operating income (loss)                         (3,328)          9,168                       (3,191)         2,649
Other income (expense):
  Interest income                                1,163               -                            -          1,163
  Interest expense                                (540)           (359)         <F3>         (2,625)        (3,524)
  Other, net                                      (119)            845                            -           (726)
                                               -------         -------                      -------       --------
Income (loss) before income taxes               (2,824)          9,654                       (5,816)         1,014
(Provision) benefit for income taxes               182          (2,526)         <F4>            481         (1,863)
                                               -------         -------                      -------       --------
Net income (loss)                              $(2,642)        $ 7,128                      $(5,335)      $   (849)
                                               =======         =======                      =======       ========

Net loss per share:
  Basic net loss per share                     $ (0.16)                                                   $  (0.05)
  Diluted net loss per share                   $ (0.16)                                                   $  (0.05)

Weighted average common shares
  outstanding - basic                           16,209                                                      18,709
Weighted average common and
  common equivalent shares - diluted            16,209                                                      18,709

                       NOTES TO UNAUDITED PRO FORMA
                COMBINED CONDENSED STATEMENT OF OPERATIONS
                FOR THE 12 MONTHS ENDED SEPTEMBER 30, 1999
                  (Amount in thousands of U.S. Dollars)

<F1> To eliminate sales and cost of sales from Zoltek to SP Holdings.

<F2> To record goodwill amortization expense.

     Goodwill                                    $47,112
     Amortization period (years)                      15
                                                 -------
     Goodwill amortization expense               $ 3,141
                                                 =======

<F3> To record interest expense on acquisition debt.

     Acquisition debt                            $30,000
     Interest rate                                  8.75%
                                                 -------
     Interest expense                            $ 2,625
                                                 =======

<F4> To record the additional net tax benefit of the additional interest expense and the difference in rates on repatriated earnings from SP Holdings.

                           SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 28, 2000


                       ZOLTEK COMPANIES, INC.



                       By: /s/ Daniel Greenwell
                           -----------------------------------------
                           Daniel Greenwell, Chief Financial Officer
                           and Secretary

                           EXHIBIT INDEX
                           -------------

Exhibit No.  Description
-----------  -----------

2.1<F*> Stock Purchase Agreement, dated November 19, 1999, by and among Zoltek Companies, Inc. and each of the holders of the outstanding share capital of Structural Polymer (Holdings) Limited.

2.2<F*> Registration Rights Agreement, dated November 19, 1999, by and among Zoltek Companies, Inc. and each of the holders of the outstanding share capital of Structural Polymer (Holdings) Limited.

2.3<F*> Credit Agreement, dated as of November 19, 1999, by and among Zoltek Companies, Inc., Zoltek Corporation, Zoltek Intermediates Corporation, Zoltek Properties, Inc., Cape Composites Incorporated, Engineering Technology Corporation and Mercantile Bank National Association.

23<F**>      Consent of Grant Thornton

[FN]
------------
<F*>  Previously filed as exhibits to the Registrant's Form 8-K filed on
      November 24, 1999.

<F**> Filed herewith.